UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  January 30, 2015
CSP Inc.
(Exact Name of Registrant as Specified in its Charter)

Massachusetts (State or Other Jurisdiction of Incorporation)	000-10843 (Commission File Number)	04-2441294 (IRS Employer Identification Number)
43 Manning Road Billerica, Massachusetts 01821 (Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (978) 663-7598
Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events

On November 18, 2014, the Board of Directors of CSP Inc. (the “Company”) adopted, subject to stockholder approval, the 2015 Stock Incentive Plan (“2015 Plan”). The 2015 Plan was amended by the Board in certain technical respects on December 29, 2014, again subject to stockholder approval. On or about January 6, 2015, the Company made available a proxy statement to its stockholders describing the matters to be voted on at the Annual Meeting to be held on February 10, 2015, including approving the 2015 Plan (Proposal 2).

On January 30, 2015, the Board of Directors amended the 2015 Plan:

•
To clarify that a “change of control” under the 2015 Plan means the closing of a merger, consolidation, sale of all or substantially all of the assets of the Company or other similar transaction, and not merely stockholder approval thereof;

•
To prohibit the Compensation Committee administering the 2015 Plan from amending or canceling outstanding Awards under the 2015 Plan so as to effect a repricing, except in connection with corporate transactions, to comply with changes in the law, or with the approval of stockholders.

Specifically,

•	The first paragraph of Section 11of the 2015 Plan, as now amended, reads as follows:

“The Board may at any time amend or discontinue the 2015 Plan. Except (i) in the instance of a corporate transaction involving the Company, including any distribution (in cash or in securities or other property), stock split, recapitalization, reorganization, merger, consolidation, split-up, spinoff or securities repurchase, (ii) for the purpose of satisfying changes in the law, or (iii) with the approval of stockholders, the Committee may not amend or cancel any outstanding Award or provide substitute Awards at the same or reduced exercise or purchase price or with no exercise or repurchase price, but no such permitted action should adversely affect rights under any outstanding Award without the holder’s consent.”

•	Section 13(b)(ii) and (iii) of the 2015 Plan, as now amended, read as follows:

“(b) Changes of Control shall mean the occurrence of any one of the following events:
…………..
(ii) the consummation of the sale or disposition of all or substantially all the Company’s assets or a merger or consolidation of the Company with any other corporation or other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(iii) the stockholders of the Company approve a plan of complete liquidation of the Company.”

The 2015 Plan, as so amended, is still subject to stockholder approval.

The Company has filed with the Securities and Exchange Commission a Schedule 14A Supplement to the Proxy Statement for the Annual Meeting regarding this amendment to the 2015 Plan. There is no change in the time or place of the Annual Meeting or the record date to determine stockholders entitled to notice of and to vote at the Annual Meeting. Except as described above, the 2015 Plan and the description thereof contained in the Proxy Statement remain unchanged.

The Board of Directors continues to recommend unanimously that the Stockholders vote FOR the proposals listed in the Proxy Statement, as supplemented. Stockholders do not have to take any action if they have previously voted shares on the Annual Meeting proposals and do not wish to change their vote on any proposal. Stockholders wishing to change their prior votes should consult the Supplement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 30, 2015            CSP Inc.

By: /s/ Gary W. Levine
Vice President of Finance and
Chief Financial Officer